Exhibit 99.1

General Cannabis Announces

2019 First Quarter Results

DENVER, May 9, 2019 – General Cannabis Corp (OTCQX: CANN) (the “Company”), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended March 31, 2019.

Financial Highlights

The following table summarizes our results of operations:

	Three months ended March 31,
	2019	2018	Percent Change
	(Unaudited)
Segment Revenues
Security	$564,592	$551,977	2%
Operations	780,101	306,014	155%
Consumer Goods	29,775	84,491	(65)%
Investments	14,821	--	100%
	1,389,289	942,482	47%

Total costs and expenses	4,619,945	4,108,964	12%
Operating loss	(3,230,656)	(3,166,482)	2%

Other expense	1,283,039	1,299,905	(1)%
Net loss	$(4,513,695)	$(4,466,387)	1%

Loss per share – Basic and diluted	$(0.12)	$(0.14)	(11)%

The following provides a condensed version of our balance sheets:

	March 31, 2019 (Unaudited)	December 31, 2018	Percent Change
Total current assets	$7,152,984	$8,986,903	(20)%
Long-term assets	2,154,766	1,755,322	23%
Total assets	$9,307,750	$10,742,225	(13)%

Total liabilities	$7,799,115	$6,190,888	26%
Stockholders’ equity	1,508,635	4,551,337	(67)%
Total liabilities and stockholders’ equity	$9,307,750	$10,742,225	(13)%

“We have surpassed $1 million in revenue for the fourth consecutive quarter, with a 47% increase in quarterly revenue in 2019 compared to 2018,” said Brian Andrews, Chief Financial Officer of General Cannabis.  “Our Operations segment continues a strong product sales trend, coupled with sustained revenue from consulting services.  Our Security segment remains consistent and expects further growth as California and other markets mature.  We anticipate future growth in our Consumer Goods segment related to our CBD retail operations, STOA Wellness, and recently signed national contracts for our apparel brand, Chiefton,” continued Mr. Andrews.

Michael Feinsod, Interim Chief Executive Officer and Chairman of General Cannabis, stated “As the cannabis industry continues to expand, our team is energized and focused on revenue growth and investment opportunities within legal cannabis and CBD markets.  The Colorado legislature recently passed the ‘PubCo Bill’ that, when signed, would allow public companies to own cultivation and dispensary licenses.  We have begun a significant initiative to assess and acquire companies and/or cannabis licenses in Colorado.  We believe our significant experience in cannabis cultivation and retail position us to take advantage of this new bill.”

Mr. Andrews added, “We have recently completed several infrastructure initiatives.  Most significantly, we now have a comprehensive enterprise resource planning platform, which integrates personnel utilization, e-commerce, inventory management and retail point-of-sale software.  These initiatives position us for continued organic growth and expansion through acquisition.  Our investment in our back office allows our entrepreneurial segment leaders to grow their businesses with confidence.”

Michael Feinsod continued “Our expanding breadth of services, resources and infrastructure position us for success in the rapidly evolving and highly regulated cannabis industry.  We believe our focus on revenue growth and our ability to invest in the cannabis space will benefit General Cannabis in the long term.”

For our most recent SEC filings, visit us at www.generalcann.com.

Outlook

We operate in a rapidly evolving and highly regulated industry.  We have been and will continue to be aggressive in executing acquisitions and other opportunities that we believe will benefit us in the long term.  We plan to leverage our breadth of services and resources to deliver a comprehensive, integrated solution to companies in the cannabis industry – from operational and compliance consulting to security and marketing to financing needs.  Following a strategic review, we are re-focusing our resouces over the balance of 2019 and into 2020:

•

Operations Segment (“Next Big Crop” or “NBC”)

o

Our lead initiative will be to leverage our experience in operations.  We plan to expand our Operations segment (“Next Big Crop” or “NBC”) over the next year, both in new states and our home state of Colorado.

o

NBC has the ability to expand as a service provider in each new market, depending on legal and business conditions.  We are experts at navigating regulated cannabis markets and believe our experience is a competitive advantage.  NBC has already made connections in new markets, such as Arkansas, Missouri and Oklahoma.

o

Under the Colorado PubCo Bill, NBC would have the opportunity to succeed as an owner / operator.

•

Security Segment (“Iron Protection Group” or “IPG”)

o

IPG continues to navigate in a competitive Colorado economic environment.  Our tight credit policies have led IPG to be highly selective in the Colorado market, leading to decreased revenues within Colorado.

o

Over the balance of the year, we expect to increase our California customer base, which provides significantly more profitable economics.

o

IPG is also actively building a security camera installation and, potentially, monitoring business.  Camera monitoring is required in many jurisdictions and, given our experience with overall security plans, we believe our experience will allow us to immediately benefit our customers.

•

Consumer Goods Segment (“Chiefton” and “STOA Wellness”)

o

Our STOA Wellness store in New York is expected to open in May 2019 with a robust e-commerce platform soon to follow – we expect the launch of our CBD business to significantly boost our Consumer Goods segment.

o

Our strong focus on rolling out a truly integrated, and scalable, retail strategy positions STOA Wellness to take advantage of the rapid public acceptance of CBD by the American consumer since passage of the Farm Bill in December 2018.  We believe our strategy of a curated collection of quality CBD products will set us apart from the mass-market and one-off strategies currently available in different markets.

o

Along with the expansion of STOA, we will be implementing specific changes at Chiefton.  We will be scaling back our small retail efforts and focusing on direct-to-consumer e-commerce sales through online marketing, coupled with pursuing nationwide business-to-business relationships.  We anticipate a significant drop in Chiefton overhead by the end of the second quarter.

•

Investments Segment

o

We continue to have significant requests for providing debt and equity financing.

o

During the first quarter of 2019, we entered into an loan agreement with a fully-integrated cannabis company in Puerto Rico that gives us the option to obtain partial ownership.

o

Our multi-year experience in the cannabis industry, along with our internal and external experts, positions us with the knowledge required to evaluate and explore additional investment within the cannabis market.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding our expected further growth in the Security segment, statements regarding anticipated future growth in our Consumer Goods segment, statements regarding our positioning for continued organic growth and expansion through acquisitions, statements regarding our positioning for success in the cannabis industry, statements regarding the benefit of our focus on revenue growth and investment in the cannabis space, statements regarding our aggressiveness in executing acquisitions and other opportunities, and statements regarding our focus over the balance of 2019 and into 2020 with respect to our Operations segment, Security Segment, Consumer Goods segment and Investments Segment.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in General Cannabis’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews

Chief Financial Officer

General Cannabis Corp

(303) 759-1300